UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2006

SeaBright Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51124	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 4th Avenue, Suite 1600
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

         On August 15, 2006, the Compensation Committee of SeaBright Insurance Holdings, Inc. (the “Company”) approved a form of employment agreement between the Company’s subsidiary SeaBright Insurance Company and Marc B. Miller, M.D. Dr. Miller has been employed as the Company’s and SeaBright Insurance Company’s senior vice president and chief medical officer since August 1, 2004 and continues to perform all services appropriate to that position. The employment agreement incorporates, unchanged, Dr. Miller’s current annual base salary, incentive bonus target percentage and participation in the Company’s benefit plan, all as reported in the Company’s proxy statement for the 2006 annual meeting of stockholders and incorporated herein by reference. Under the employment agreement, if SeaBright Insurance Company terminates Dr. Miller’s employment without cause, as defined in that agreement, he will be entitled to receive his base salary (prorated to the date of termination) payable in regular installments from the date of termination for a period of 12 months thereafter. Dr. Miller’s employment agreement provides that he will be restricted from soliciting the Company’s or its affiliates’ employees, customers, suppliers or other business relations for 12 months following the date of his termination. This form of employment agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits

Exhibit
No.	Description
10.1	Employment Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.
By:	/s/ Joseph S. De Vita
Joseph S. De Vita
Senior Vice President, Chief Financial Officer and Assistant Secretary

August 17, 2006